Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Advanced Series Trust of our reports dated February 24, 2022, relating to the financial statements and financial highlights, which appear in AST MFS Growth Allocation Portfolio’s Annual Report, AST BlackRock 80/20 Target Allocation ETF Portfolio’s Annual Report and AST Capital Growth Asset Allocation Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement, and to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement dated April 25, 2022 for Advanced Series Trust, which is also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 2, 2022